                                                                    Exhibit 99.7

                         INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Danielson Holding Corporation:

We consent to the incorporation by reference in the Prospectus Supplement to Prospectus dated May 2, 2001 on Form S-3 of Danielson Holding Corporation of our report dated March 5, 2002, expect for note 15, which is as of March 15, 2002, with respect to the consolidated balance sheets of Danielson Holding Corporation as of December 31, 2001 and 2000, and the related consolidated statements of operations, stockholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2001, and all related financial statement schedules, which report appears in the December 31, 2001, annual report on Form 10-K of Danielson Holding Corporation. We also consent to the reference to our firm under the heading "Experts" in the Prospectus Supplement to Prospectus dated May 2, 2001.


                                             KPMG LLP


New York, New York
April 18, 2002